                                                                    EXHIBIT 99.1
                                                                    ------------

                       Report of Independent Accountants


To the Board of Directors and Shareholders of Aastrom Biosciences, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' equity and cash flows present fairly, in all material respects, the consolidated financial position of Aastrom Biosciences, Inc. (a development stage company) at June 30, 1998 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1999, and for the period from March 24, 1989 (inception) to June 30, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has an insufficient amount of cash to fund its planned operations through June 30, 2000. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 8, 1999